UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2012

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173105	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Affinion Group, Inc. (“Affinion”) is participating in the Credit Suisse Global Credit Products Conference (the “Conference”) to be held on Thursday, October 4, 2012 in Miami, Florida, at which Todd Siegel, Affinion’s Chief Executive Officer, is scheduled to deliver a presentation. As part of such presentation, Affinion intends to disclose certain information pertaining to the contribution of large financial institutions to its business results. Specifically, the contribution of the top 10 domestic financial institutions, as ranked by SNL Financial according to total assets as of June 30, 2012, to Affinion’s Membership business (excluding other lines of business, such as International) is estimated to have been approximately 28% of Affinion’s total net revenues of $1.54 billion for the twelve months ended June 30, 2012, and reflects the contributions of millions of consumers that have been acquired through more than 30 years of previous marketing efforts, and for which Affinion typically enjoys an ongoing billing relationship until such time as the individual consumer cancels the service.

Affinion does not regularly report the preceding information, and does not expect to begin doing so after this presentation.

At the Conference, Affinion is also expected to re-affirm its guidance that 2012 Adjusted EBITDA will decline at a mid-to-high single digit rate as compared to the $366.4 million of Adjusted EBITDA achieved in 2011.

Note: The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report contains “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases. These statements may include, but are not limited to, discussions regarding industry outlook, Affinion’s and its parent’s, Affinion Group Holdings, Inc (“Affinion Holdings” and together with Affinion, the “Company”), expectations regarding the performance of their business, their liquidity and capital resources, their guidance for 2012 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this Current Report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by the Company with the SEC, including Affinion’s most recent Annual Report on Form 10-K for the year ended December 31, 2011, and Affinion Holdings’ most recent Annual Report on Form 10-K for the year ended December 31, 2011. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: October 4, 2012	By:	/s/ Todd H. Siegel
Name: Todd H. Siegel
Title: Chief Executive Officer

AFFINION GROUP, INC.

Date: October 4, 2012	By:	/s/ Todd H. Siegel
Name: Todd H. Siegel
Title: Chief Executive Officer